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                                                                    Exhibit 99.2


                            [Health Care REIT Logo]


F O R    I M M E D I A T E    R E L E A S E

                                                 June 11, 2003
                                                 For more information contact:
                                                 Ray Braun - (419) 247-2800
                                                 Mike Crabtree - (419) 247-2800


                             HEALTH CARE REIT, INC.
                         PRICES SERIES D PREFERRED STOCK
                AND CALLS SERIES B PREFERRED STOCK FOR REDEMPTION

Toledo, Ohio, June 11, 2003........HEALTH CARE REIT, INC. (NYSE/HCN) announced today that it has priced a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock. The shares have a liquidation value of $25.00 per share. It is anticipated that closing and delivery will occur on or about July 9, 2003. The preferred stock, which has no stated maturity, may be redeemed by the Company at par on or after July 9, 2008.

Deutsche Bank Securities and UBS Investment Bank acted as joint bookrunning managers and Legg Mason Wood Walker, Incorporated, McDonald Investments, Inc., Raymond James, A.G. Edwards & Sons, Inc. and Lehman Brothers served as co-managers.

In addition, the Company announced that a portion of the proceeds from this offering will be used to redeem all 3,000,000 shares of its 8.875% Series B Cumulative Redeemable Preferred Stock (NYSE: HCN PrB, CUSIP: 42217K 205) on July 15, 2003 at a redemption price of $25.00 per share plus accrued and unpaid dividends through July 15, 2003.

The Notice of Redemption and a Letter of Transmittal will be mailed to holders of record of the Series B Cumulative Redeemable Preferred Stock on or about June 13, 2003. Questions related to the Notice of Redemption should be directed to Mellon Investor Services, the redemption agent, at 1-800-777-3674 after June 13, 2003.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At March 31, 2003, we had investments in 248 health care facilities in 33 states with 46 operators and had total assets of approximately $1.6 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as


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a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as "believe," "expect," "anticipate," or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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